NEWS RELEASE
25 Sawyer Passway ● Fitchburg, Massachusetts 01420

FOR IMMEDIATE RELEASE
Exhibit 99.01
Arrhythmia Research Technology, Inc. Reports
Earnings Per Share of $0.09 on 6.9% Increase in First Quarter 2014 Sales

•	Net sales increased 6.9% over first quarter 2013 while gross margin expanded to 21.7% from 16.9%

•	Renewed cost discipline and favorable product mix drive margin expansion in the quarter

•	SG&A declines 8.1%, more than offsetting the increase in research and development investments related to new product development which grew 63.0% to $96,827

•	Achieved first quarterly profit in three years; 5.4% operating margin
FITCHBURG, MA, May 9, 2014 -- Arrhythmia Research Technology, Inc. (NYSE MKT: HRT) (“Micron Products” or “HRT”), operates through its wholly-owned subsidiary Micron Products, Inc. The Company is a diversified manufacturer of proprietary, highly engineered technologies, such as machined orthopedic implants, injection molded medical disposables, and sensors for biomonitoring electrodes. Today, the Company announced results for its first quarter ended March 31, 2014. The Company's consolidated financial results include certain discontinued operations from September 2012.
Salvatore Emma, Jr., the Company's President and CEO, commented, "We had a solid first quarter that reflects the many changes we have been making in the Company, including realigned product focus, cost discipline, LEAN production processes and identifying new opportunities for our specialized engineering design and manufacturing capabilities. A favorable mix of products, such as orthopedic implant components and software licenses, helped to improve margin in the quarter. Of note, we have increased our research and development efforts as new products, customers and capabilities will drive the future for the Company.”
Summary First Quarter Results

Three Months Ended March 31,	2014	2013	$ Change	% Change
Net sales	$6,029,843	$5,643,189	$386,654	6.9%
Net income (loss) from continuing operations before tax	260,319	(82,442)	342,761	415.8%
Tax provision (benefit)	1,177	(84,509)	85,686	101.4%
Net loss from discontinued operations, net of tax	(2,425)	(7,738)	5,313	68.7%
Total net income (loss)	$256,717	$(5,671)	$262,388
Diluted earnings (loss) per share	$0.09	$0.00	$0.09

Note: discontinued operations did not effect per share results

Arrhythmia Research Technology, Inc. Reports Earnings Per Share of $0.09 on 6.9% Increase in First Quarter 2014 Sales
May 9, 2014

First quarter 2014 revenue of $6.0 million increased $0.4 million, or 6.9%, compared with the first quarter of 2013. Higher sales reflect the success of Micron Products’ precision-machined orthopedic implants, as well as $250K in sales of Predictor® licenses, the Company’s proprietary and customizable signal-averaging electrocardiography (SAECG) software used to help assess a patient’s risk of certain heart arrhythmias.
Gross profit grew 38% to $1.3 million, or 21.7% of sales. Expanded gross margin resulted from the significant operating leverage gained on increased volume of machined orthopedic implants and sensors, as well as a lower cost of goods sold associated with Predictor license revenue. Last year’s first quarter gross profit was $952 thousand, or 16.9% of sales.
Moderately higher selling and marketing expenses of $0.1 million reflect the Company’s strategy to grow sales of its higher margin, precision-machined orthopedic implants and other customer specific proprietary technologies for the military, law enforcement and automotive industries.
During the first quarter of 2014, the Company's general and administrative expenses declined
$0.1 million to 9.9% of sales compared with 12.8% of sales for the same period last year.
Research and development (R&D) expenses for the quarter increased $37,425 to $96,827, or 1.6% of sales, up from $59,402, or 1.1% of sales, last year.
“We are committed to the development of new products for the medical device, military and law enforcement industries. We believe that our R&D investments will drive future growth,” added Mr. Emma.
Interest expense increased $59,601 to $70,149 over the prior-year period as a result of the Company’s new credit facility, which it entered into in March 2013, and the subordinated promissory notes, which the Company entered into in December 2013.
Net income increased $262,388 to $256,717. On a diluted per share basis, earnings were $0.09 per share, measurably improved over break-even in the same period last year.
Mr. Emma concluded, “We are transforming Micron Products by exploiting our engineering design and manufacturing expertise to capture opportunities to diversify our products and customers. We are anticipating new sales potential combined with profitable, efficient operations. We are highly optimistic about our future and believe we are strategically positioned for growth over the long term.”
About Arrhythmia Research Technology, Inc.
The Company, through its wholly-owned subsidiary Micron Products, Inc., manufactures components, devices and equipment for medical, military, law enforcement, industrial and automotive applications. The Company's orthopedic implant machining operation produces quick-turn, high volume and patient-specific, finished orthopedic implants. The Company has custom thermoplastic injection molding capabilities as well, and provides a full array of design, engineering and production services and management. Its strategy for growth is to capitalize on its engineering expertise to develop proprietary products with its customers that rely on Micron’s extensive manufacturing capabilities for production. The Company is a market leader in the production and sale of silver/silver chloride coated and conductive resin sensors used as consumable component parts in the manufacture of integrated disposable electrophysiological sensors. In addition to its manufacturing capabilities, the Company also licenses proprietary customizable signal-averaging electrocardiography (SAECG) software used to help assess a patient's risk of certain heart arrhythmias.
The Company routinely posts news and other important information on its websites: http://www.arthrt.com and http://www.micronproducts.com

Arrhythmia Research Technology, Inc. Reports Earnings Per Share of $0.09 on 6.9% Increase in First Quarter 2014 Sales
May 9, 2014

Safe Harbor Statement
The information made available in this news release contains forward-looking statements which reflect HRT's current view of future events, results of operations, cash flows, performance, business prospects and opportunities. Wherever used, the words "anticipate," "believe," "expect," "intend," "plan," "project," "will continue," "will likely result," "may," and similar expressions identify forward-looking statements as such term is defined in the Securities Exchange Act of 1934. Any such forward-looking statements are subject to risks and uncertainties and the Company's actual growth, results of operations, financial condition, cash flows, performance, business prospects and opportunities could differ materially from historical results or current expectations. Some of these risks include, without limitation, the impact of economic and industry conditions, competition, food and drug safety issues, store expansion and remodeling, labor relations issues, costs of providing employee benefits, regulatory matters, legal and administrative proceedings, information technology, security, severe weather, natural disasters, accounting matters, other risk factors relating to our business or industry and other risks detailed from time to time in the Securities and Exchange Commission filings of HRT. Forward-looking statements contained herein speak only as of the date made and, thus, HRT undertakes no obligation to update or publicly announce the revision of any of the forward-looking statements contained herein to reflect new information, future events, developments or changed circumstances or for any other reason.

For more information contact:
Investor Contact:	Company Contact:
Alex P. Hamilton/Deborah K. Pawlowski	Derek T. Welch
Kei Advisors LLC	Controller
716.242.8632/716.843.3908	978-602-1443
ahamilton@keiadvisors.com/dpawlowski@keiadvisors.com

FINANCIAL TABLES TO FOLLOW

Arrhythmia Research Technology, Inc. Reports Earnings Per Share of $0.09 on 6.9% Increase in First Quarter 2014 Sales
May 9, 2014

ARRHYTHMIA RESEARCH TECHNOLOGY, INC.
 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)

	Three months ended March 31,
	2014	2013
Net sales	$6,029,843	$5,643,189
Cost of sales	4,718,557	4,691,041
Gross profit	1,311,286	952,148
Gross profit margin	21.7%	16.9%
Selling and marketing	291,672	240,375
General and administrative	594,631	724,130
Research and development	96,827	59,402
Total operating expenses	983,130	1,023,907
Income (loss) from continuing operations	328,156	(71,759)
Operating margin	5.4%	NM
Other income (expense):
Interest expense	(70,149)	(10,548)
Other income (expense)	2,312	(135)
Total other expense, net	(67,837)	(10,683)
Income (loss) from continuing operations before income taxes	260,319	(82,442)
Income tax provision (benefit)	1,177	(84,509)
Net income from continuing operations	259,142	2,067
Discontinued Operations:
Loss from discontinued operations, net of tax benefits of $0 and $5,031 for the three months ended March 31, 2014 and 2013, respectively	(2,425)	(7,738)
Net income (loss)	$256,717	$(5,671)

Earnings per share – basic	$0.09	$0.00
Earnings per share – diluted	$0.09	$0.00
Weighted average common shares outstanding – basic	2,722,239	2,704,239
Weighted average common shares outstanding – diluted	2,777,739	2,704,239

NM = not meaningful

Arrhythmia Research Technology, Inc. Reports Earnings Per Share of $0.09 on 6.9% Increase in First Quarter 2014 Sales
May 9, 2014

ARRHYTHMIA RESEARCH TECHNOLOGY, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)

	As of
Assets	March 31, 2014	December 31, 2013
Current assets:
Cash and cash equivalents	$297,248	$749,766
Restricted cash	1,000,000	1,000,000
Trade accounts receivable, net of allowance for doubtful accounts of $40,000 at March 31, 2014 and December 31, 2013, respectively	4,046,038	3,803,853
Inventories, net	2,754,309	2,335,291
Prepaid expenses and other current assets	487,756	513,197
Assets from discontinued operations, current	—	1,509
Total current assets	8,585,351	8,403,616
Property, plant and equipment, net	7,593,779	7,579,556
Intangible assets, net	176,977	184,517
Other assets	172,498	185,595
Total assets	$16,528,605	$16,353,284
Liabilities and Shareholders’ Equity
Current liabilities:
Equipment line of credit, current portion	—	85,387
Term notes payable, current portion	$474,470	$335,760
Accounts payable	2,121,539	2,156,031
Accrued expenses & other current liabilities	477,715	436,775
Customer deposits	317,845	341,465
Deferred revenue, current	254,965	248,559
Performance guarantee liability	1,000,000	1,000,000
Liabilities from discontinued operations, current	320,702	319,787
Total current liabilities	4,967,236	4,923,764
Long-term liabilities:
Revolving line of credit	2,656,495	2,774,495
Equipment line of credit, non-current portion	—	538,707
Term notes payable, non-current portion	1,699,405	1,179,709
Subordinated promissory notes	424,690	417,769
Deferred revenue, non-current	166,288	172,316
Total long-term liabilities	4,946,878	5,082,996
Total liabilities	$9,914,114	$10,006,760
Shareholders’ equity:
Preferred stock, $1 par value; 2,000,000 shares authorized, none issued	—	—
Common stock, $.01 par value; 10,000,000 shares authorized; 3,926,491 issued, 2,722,239 outstanding at March 31, 2014 and December 31, 2013, respectively	39,265	39,265
Additional paid-in-capital	11,247,486	11,236,236
Treasury stock at cost, 1,204,252 shares at March 31, 2014 and December 31, 2013, respectively	(3,272,808)	(3,272,808)
Accumulated other comprehensive income	42,502	42,502
Accumulated deficit	(1,441,954)	(1,698,671)
Total shareholders’ equity	$6,614,491	$6,346,524
Total liabilities and shareholders’ equity	$16,528,605	$16,353,284

Arrhythmia Research Technology, Inc. Reports Earnings Per Share of $0.09 on 6.9% Increase in First Quarter 2014 Sales
May 9, 2014

ARRHYTHMIA RESEARCH TECHNOLOGY, INC.
CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS
(UNAUDITED)

	Three months ended March 31,
	2014	2013
Cash flows from operating activities:
Net income (loss)	$256,717	$(5,671)
Loss from discontinued operations	2,425	7,738
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	385,359	337,426
Non-cash interest expense	6,921	—
Share-based compensation expense	11,250	14,246
Changes in operating assets and liabilities:
Accounts receivable	(242,185)	24,840
Inventories	(419,018)	(344,549)
Deposits, prepaid expenses and other assets	25,441	122,391
Other non-current assets	13,097	(41,921)
Accounts payable	(34,492)	(24,940)
Accrued expenses and other current liabilities	23,724	56,013
Other non-current liabilities	(6,028)	(21,069)
Net cash provided by operating activities of continuing operations	23,211	124,504
Net cash used in operating activities of discontinued operations	(1,509)	(46,178)
Net cash provided by operating activities	21,702	78,326
Cash flows from investing activities:
Purchases of property, plant and equipment	(391,738)	(63,568)
Cash paid for patents and trademarks	(303)	(32,828)
Net cash used in investing activities from continuing operations	(392,041)	(96,396)
Net cash provided by investing activities from discontinued operations	—	78,814
Net cash used in investing activities	(392,041)	(17,582)
Cash flows from financing activities:
Proceeds from (payments on) revolving line of credit, net	(118,000)	—
Proceeds from equipment line of credit	116,905	—
Payments on term notes payable	(82,593)	(186,657)
Net cash used in financing activities from continuing operations	(83,688)	(186,657)
Net cash used in financing activities from discontinued operations	—	(41,183)
Net cash used in financing activities	(83,688)	(227,840)
Net decrease in cash and cash equivalents	(454,027)	(167,096)
Cash and cash equivalents, beginning of period	751,275	508,590
Cash and cash equivalents, end of period	297,248	341,494
Less: cash and cash equivalents of discontinued operations at end of period	—	21,503
Cash and cash equivalents of continuing operations at end of period	$297,248	$319,991